UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 15, 2004

Date of report (Date of earliest event reported)

NetScout Systems, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0000-26251	04-2837575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 614-4000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

Effective as of June 15, 2004, Victor DeMarines was elected to the Board of Directors of NetScout Systems, Inc. as a Class I Director. Mr. DeMarines was also concurrently designated to serve as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSCOUT SYSTEMS, INC.

Date: June 22, 2004	By:	/s/ DAVID P. SOMMERS
David P. Sommers Chief Financial Officer and Senior Vice President, General Operations